UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Ardelyx, Inc.

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ARDELYX, INC.

34175 Ardenwood Blvd.

Suite 200

Fremont, CA 94555

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2016

To the Stockholders of Ardelyx, Inc.:

The 2016 Annual Meeting of Stockholders, or the 2016 Annual Meeting, of Ardelyx, Inc., a Delaware corporation, or the Company, will be held on June 2, 2016 at 8:30 a.m. local time at the Company’s headquarters at 34175 Ardenwood Blvd., Suite 200 (2nd Floor), Fremont, CA 94555 for the following purposes:

1.	To elect two Class II directors to hold office until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016; and

3.	To transact such other business as may properly come before the 2016 Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned the Company’s common stock at the close of business on April 8, 2016 may vote at the 2016 Annual Meeting or any adjournments that take place.

We have elected to provide our proxy materials to our stockholders over the internet as permitted by the rules of the U.S. Securities and Exchange Commission. As a result, we are mailing most of our stockholders a paper copy of the Notice of Internet Availability of Proxy Materials, or the Notice, but not a paper copy of our proxy statement and our 2015 Annual Report to Stockholders. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2015 Annual Report to Stockholders and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

You are cordially invited to attend the 2016 Annual Meeting in person. Whether or not you plan to attend the 2016 Annual Meeting, please vote as soon as possible. You may vote over the internet or by a toll-free telephone number. If, however, you requested to receive paper proxy materials, then you may also vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. Please note that any stockholder attending the 2016 Annual Meeting may vote in person, even if the stockholder has already voted over the internet or by phone or returned a proxy card or voting instruction card by mail.

Our board of directors recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1 of the proxy statement and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 2 of the proxy statement.

By Order of the Board of Directors:

/s/ Elizabeth Grammer
Elizabeth Grammer Senior Vice President and General Counsel

Fremont, California

April 22, 2016

ARDELYX, INC.

34175 Ardenwood Blvd.

Suite 200

Fremont, CA 94555

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2016

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2016

This proxy statement and our 2015 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available at our website at www.ardelyx.com and at www.astproxyportal.com/ast/19476.

Unless the context requires otherwise, in this proxy statement the terms “Ardelyx,” “we,” “us,” “our” and “the Company” refer to Ardelyx, Inc.

QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS

Why am I receiving these proxy materials?

We have made these proxy materials available to you on the internet or, upon your request, have delivered paper proxy materials to you, because the board of directors of Ardelyx is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders, or the 2016 Annual Meeting, or any adjournments that take place. The 2016 Annual Meeting will be held on June 2, 2016 at 8:30 a.m. local time at the Company’s headquarters at 34175 Ardenwood Blvd., Suite 200 (2nd Floor), Fremont, CA 94555. As a stockholder, you are invited to attend the 2016 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2016 Annual Meeting to vote.

What is included in the proxy materials?

The proxy materials include:

•	This proxy statement, which includes information regarding the proposals to be voted on at the 2016 Annual Meeting, the voting process, corporate governance, the compensation of our directors and certain executive officers, and other required information;

•	Our 2015 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and

•	The proxy card or a voting instruction card for the 2016 Annual Meeting.

The proxy materials are being mailed or made available to stockholders on or about April 22, 2016.

Why did I receive a Notice of Internet Availability of Proxy Materials, or the Notice, in the mail instead of a complete set of paper proxy materials?

We have elected to provide our proxy materials to our stockholders over the internet as permitted by the rules of the U.S. Securities and Exchange Commission, or SEC. As a result, we are mailing most of our stockholders a paper copy of the Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access the proxy materials over the internet, and how to request a paper copy of the proxy materials. All stockholders who have previously elected to receive a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail until the stockholder terminates such election.

Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Who can vote at the 2016 Annual Meeting?

Only stockholders of record at the close of business on April 8, 2016 will be entitled to vote at the 2016 Annual Meeting. On this record date, there were 34,630,148 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on April 8, 2016, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the 2016 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2016 Annual Meeting, please vote as soon as possible by internet, telephone or by mail as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, at the close of business on April 8, 2016, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2016 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2016 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the 2016 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What proposals are scheduled for a vote?

There are two proposals scheduled for a vote at the 2016 Annual Meeting:

•	Proposal No. 1 — To elect two Class II directors to hold office until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified; and

•	Proposal No. 2 — To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.

How do I vote?

For Proposal No. 1, you may either vote “FOR” all nominees to the board of directors or you may “WITHHOLD” your vote for any nominee you specify. For Proposal No. 2, you may either vote “FOR” or “AGAINST” or you may abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the 2016 Annual Meeting or vote by internet, telephone or by mail. Whether or not you plan to attend the 2016 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2016 Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person. You may attend the 2016 Annual Meeting and we will give you a ballot when you arrive. If you need directions to the meeting, please visit www.ardelyx.com/contact.

•	To vote by proxy by internet or telephone. If you have internet or telephone access, you may submit your proxy by following the instructions provided in the Notice, or if you received paper proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•	To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by internet or telephone as instructed by your broker or other agent. To vote in person at the 2016 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

Can I vote my shares by completing and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by internet, by telephone, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the 2016 Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of the Company’s common stock you owned as of April 8, 2016.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each nominee for director (Proposal No. 1) and “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016 (Proposal No. 2). If any other matter is properly presented at the 2016 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one Notice or proxy card?

If you receive more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must vote pursuant to the instructions on each Notice or return each proxy card.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the 2016 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a timely written notice that you are revoking your proxy to the Company’s General Counsel at Ardelyx, Inc., 34175 Ardenwood Blvd., Suite 200, Fremont, CA 94555.

•	You may attend the 2016 Annual Meeting and vote in person. Simply attending the 2016 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the 2016 Annual Meeting. On the record date, there were 34,630,148 shares outstanding and entitled to vote. Accordingly, the holders of 17,315,075 shares must be present at the 2016 Annual Meeting to have a quorum. Your shares will be counted toward the quorum at the 2016 Annual Meeting only if you vote in person at the meeting, or you submit a valid proxy vote.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present and entitled to vote at the meeting in person or represented by proxy may adjourn the 2016 Annual Meeting to another date.

How are votes counted?

Votes will be counted by the Inspector of Elections appointed for the 2016 Annual Meeting. The Inspector of Elections will separately count “FOR,” “WITHHOLD” and broker non-votes for the election of directors (Proposal 1) and “FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for the ratification of the selection of Ernst & Young LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2016 (Proposal 2).

If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).

What are “broker non-votes”?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Proposal No. 1 to elect directors is a non-routine matter, but Proposal No. 2 to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016 is a “routine” matter.

How many votes are needed to approve each proposal?

•	Proposal No. 1 — To elect two Class II directors to hold office until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified. The two nominees receiving the most “FOR” votes (from the votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Broker non-votes will not be counted towards the vote total for this proposal.

•	Proposal No. 2 — To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016. “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non-votes) are required to approve this proposal. Because Proposal No. 2 is considered a “routine” matter, no broker non-votes are expected in connection with this proposal.

How can I find out the results of the voting at the 2016 Annual Meeting?

We will disclose final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2016 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in the proxy materials for the 2017 Annual Meeting of Stockholders, your proposal must be submitted in writing by December 23, 2016, to the Company’s Corporate Secretary at Ardelyx, Inc., 34175 Ardenwood Blvd., Suite 200, Fremont, CA 94555. However, if the meeting is more than 30 days from June 2, 2017, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting.

If you wish to submit a proposal before the stockholders or nominate a director at the 2017 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify the

Company’s Corporate Secretary in writing between February 2, 2017 and March 4, 2017. However, if the date of the 2017 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 2, 2017, then you must give notice not later than the 90th day prior to that meeting or, if later, the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on the board of directors may be filled only by individuals elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Our board of directors currently consists of six directors and no vacancies, divided into the three following classes:

•	The Class I directors are William Bertrand, Jr., Esq., and Annalisa Jenkins, MBBS, MRCP, and their terms will expire at the 2018 Annual Meeting;

•	The Class II directors are David Mott and Michael Raab, and their terms will expire at the 2016 Annual Meeting of Stockholders; and

•	The Class III directors are Gordon Ringold, Ph.D. and Richard Rodgers, and their terms will expire at the 2017 Annual Meeting of Stockholders.

Our current Class II directors, David Mott and Michael Raab, have been nominated to serve as Class II directors and have agreed to stand for election. If the nominees for Class II are elected at the 2016 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2019 Annual Meeting of Stockholders, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the two nominees for Class II above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by our management or the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2016 Annual Meeting. Our board of directors and management encourage each nominee for director and each continuing director to attend the 2016 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE TWO CLASS II

NOMINEES FOR DIRECTOR.

CLASS II NOMINEES FOR DIRECTOR — To be elected for a three-year term expiring at the 2019 Annual Meeting of Stockholders

David Mott, age 50, has served on our board of directors since March 2009 and as chairman of the board of directors since March 2014. Mr. Mott leads the healthcare investing practice and has served as a general partner at New Enterprise Associates, Inc., or NEA, an investment firm focused on venture capital and growth equity investments, since September 2008. From 1992 until 2008, Mr. Mott worked at MedImmune, Inc., or MedImmune, a biotechnology company and subsidiary of AstraZeneca plc, or AstraZeneca, where he served in numerous roles during his tenure, including most recently as Chief Executive Officer from October 2000 through

July 2008. During that time, Mr. Mott also served as Executive Vice President of AstraZeneca from June 2007 through July 2008 following AstraZeneca’s acquisition of MedImmune in June 2007. Prior to joining MedImmune, Mr. Mott was a Vice President in the health care investment banking group at Smith Barney, Harris Upham & Co. Inc. Mr. Mott also serves as the chairman of the board of directors for Tesaro, Inc. (NASDAQ: TSRO) and on the board of directors of Epizyme, Inc. (NASDAQ: EPZM), Adaptimmune Therapeutics plc (NASDAQ: ADAP), and several privately held life sciences companies. Mr. Mott also served on the board of Prosensa Holding N.V., a biopharmaceutical company, through its acquisition by BioMarin Pharmaceutical Inc. and subsequent delisting from the NASDAQ Global Select Market in early 2015. Mr. Mott also served on the board of directors of Omthera Pharmaceuticals, Inc., a pharmaceutical company, from April 2011 until its acquisition by AstraZeneca in July 2013. Mr. Mott received a B.A. in Economics and Government from Dartmouth College. We believe that Mr. Mott is qualified to serve on our board of directors due to his extensive experience in the life sciences industry as a senior executive, his investment experience, strategic leadership track record and service on other boards of directors of life sciences companies.

Michael Raab, age 51, has served as our President and Chief Executive Officer and a director since March 2009. From 2002 to 2009, Mr. Raab was a partner at NEA, where he focused on investments in the biotechnology and pharmaceutical sectors. Prior to joining NEA, Mr. Raab spent 15 years in commercial and operating leadership roles in the biotech and pharmaceutical industries. He was Senior Vice President, Therapeutics and General Manager of the Renal Division at Genzyme Corporation, or Genzyme, a biotechnology company. Mr. Raab also spent two years with Genzyme’s diagnostic products and services division. Before Genzyme, Mr. Raab held business development and sales and marketing positions at Repligen Corporation, a life sciences company, and Bristol-Myers Squibb Company. Mr. Raab is currently a director of Amicus Therapeutics, Inc. (NASDAQ: FOLD). Mr. Raab currently serves as a member of the board of directors of the California Life Sciences Association, a non-profit trade association serving the life science industry in California, and as a member of the Emerging Companies Section Governing Board of the Biotechnology Industry Organization. Mr. Raab received a B.A. from DePauw University. We believe Mr. Raab is qualified to serve on our board of directors based on his role as our President and Chief Executive Officer, his senior management experience in the life sciences sector, his investment experience and his current and past service on other boards of directors of public companies.

CLASS III DIRECTORS — To continue in office until the 2017 Annual Meeting of Stockholders

Gordon Ringold, Ph.D., age 65, was appointed to our board of directors in June 2014. Dr. Ringold has served as the President and CEO of Quadriga BioSciences, Inc., a biotechnology company, since January 2015. From March 2000 to December 2013, Dr. Ringold served as Chairman and Chief Executive Officer of Alavita, Inc., a biotechnology company. From March 1995 to February 2000, Dr. Ringold served as Chief Executive Officer and Scientific Director of Affymax Research Institute where he managed the development of novel technologies to accelerate the pace of drug discovery. Dr. Ringold is currently also a director of Alexza Pharmaceuticals, Inc. (NASDAQ: ALXA). From 1997 to 2013, Dr. Ringold served as a member of the board of directors of Maxygen, Inc., a publicly-traded biopharmaceutical company. Dr. Ringold received a Ph.D. in microbiology from University of California, San Francisco, in the laboratory of Dr. Harold Varmus before joining the Stanford University School of Medicine, Department of Pharmacology. Dr. Ringold also received a B.S. in biology from the University of California, Santa Cruz. We believe that Dr. Ringold is qualified to serve on our board of directors due to his significant life science industry experience, including as a chief executive officer, and service on other boards of directors of publicly-traded life sciences companies.

Richard Rodgers, age 49, has served on our board of directors since March 2014. From March 2010 until August 2013, Mr. Rodgers was co-founder, Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Tesaro, Inc. (NASDAQ: TSRO). Mr. Rodgers previously served as the Chief Financial Officer of Abraxis BioScience, Inc., a biotechnology company, from June 2009 to February 2010. Prior to that, Mr. Rodgers served as Senior Vice President, Controller and Chief Accounting Officer of MGI PHARMA, Inc., a biopharmaceutical company, from 2004 until its acquisition by Eisai Co. Ltd., a pharmaceutical company, in January 2008. Mr. Rodgers has held finance and accounting positions at several private and public companies, including Arthur Anderson & Co. Mr. Rodgers currently serves as a director of Rexahn Pharmaceuticals, Inc. (NYSE: RNN). Mr. Rodgers received a B.S. in Financial Accounting from St. Cloud State University and his M.B.A. in Finance from the University of Minnesota, Carlson School of Business. We believe that Mr. Rodgers is qualified to serve on our board of directors due to his financial background, significant industry experience, and service on other boards of directors of publicly-traded life sciences companies.

CLASS I DIRECTORS — To continue in office until the 2018 Annual Meeting of Stockholders

Annalisa Jenkins, MBBS, MRCP, age 50, has served on our board of directors since April 2015. Dr. Jenkins has served as the Chief Executive Officer and a member of the board of directors at Dimension Therapeutics, Inc. (NASDAQ: DMTX) since September 2014. From October 2013 to March 2014, Dr. Jenkins served as Executive Vice President, head of Global Research and Development for Merck Serono Pharmaceuticals, a biopharmaceutical company. Previously, from September 2011 to October 2013, she served as Merck Serono’s Executive Vice President Global Development and Medical, and was a member of Merck Serono’s Executive Committee. Prior to that, Dr. Jenkins pursued a 15 year career at Bristol-Myers Squibb Company, a biopharmaceutical company, where, from July 2009 to June 2011, she was a Senior Vice President and head of Global Medical Affairs at Bristol-Myers Squibb. Dr. Jenkins is currently a committee member of the Science Board to the U.S. Food & Drug Administration, or FDA, which advises FDA leadership on complex scientific and technical issues. Dr. Jenkins is also a member of the European Commission’s Scientific Panel for Health, a science-led expert group tasked with helping to achieve better health and wellbeing for all. Dr. Jenkins graduated with a degree in medicine from St. Bartholomew’s Hospital in the University of London and subsequently trained in cardiovascular medicine in the UK National Health Service. Earlier in her career, Dr. Jenkins served as a medical officer in the British Royal Navy. We believe Dr. Jenkins is qualified to serve on our board of directors based on her extensive scientific background and deep life science industry experience.

William Bertrand, Jr., Esq., age 51, was appointed to our board of directors in October 2015. Mr. Bertrand has served as the Executive Vice President, General Counsel of Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) since October 2015. From July 2013 to August 2015, Mr. Bertrand held a variety of positions with Salix Pharmaceuticals, Ltd., a biopharmaceutical company, including Senior Vice President, General Counsel, Acting Chief Operating Officer, and most recently, General Manager of Salix Pharmaceuticals following its acquisition by Valeant Pharmaceuticals International in April 2015. Prior to that, Mr. Bertrand pursued a 12 year career at Medimmune, serving in numerous roles of increasing responsibility, including as Executive Vice President and General Counsel from 2008 to 2013. Mr. Bertrand received his B.S. in Biology from Wayne State University and his J.D. from the University of Wisconsin-Madison. We believe that Mr. Bertrand is qualified to serve on our board of directors due to his legal and compliance background and significant life science industry experience.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP, or EY, as our independent registered public accounting firm for the year ending December 31, 2016, and is seeking ratification of such selection by our stockholders at the 2016 Annual Meeting. EY has audited our financial statements for the fiscal years ended December 31, 2015, 2014 and 2013. Representatives of EY are expected to be present at the 2016 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the audit committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain EY. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of a majority of the shares cast at the 2016 Annual Meeting will be required to ratify the selection of EY.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

Audit and Related Fees

For the fiscal years ended December 31, 2015 and 2014, EY billed the approximate fees set forth below. All fees included below were approved by the audit committee.

	Year Ended December 31,
	2015	2014
Audit Fees(1)	$734,395	$1,377,232
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	35,000
All Other Fees	—	—

Total All Fees	$734,395	$1,412,732

(1)	This category consists of fees for professional services rendered for the audit of our annual financial statements, review of interim financial statements, and other services that are normally provided by EY in connection with statutory and regulatory filings or engagements. Related to the years ended December 31, 2015 and 2014, fees of $0 and $879,982, respectively, were billed in connection with the filing of our Registration Statements on Form S-1 in connection with the initial public offering of our common stock, or IPO.
(2)	This category consists of fees for assurance and related services rendered by EY reasonably related to the performance of the audit or review of financial statements and that are not reported under the Audit Fees category. We did not incur any fees in this category in the years ended December 31, 2015 or 2014.
(3)	This category consists of fees for professional services rendered by EY for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by the independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at http://ir.ardelyx.com /corporate-governance.cfm. The policy provides that before an independent registered public accounting firm is engaged by Ardelyx or its subsidiaries to render audit or non-audit services, the audit committee must review the terms of the proposed engagement and pre-approve the engagement. Audit committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to the pre-approval policies and procedures established by the audit committee regarding Ardelyx’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service provided and such policies and procedures do not include delegation of the audit committee’s responsibilities under the Exchange Act to management. The audit committee may delegate to one or more designated members of the audit committee the authority to grant pre-approvals, provided such approvals are presented to the audit committee at a subsequent meeting. Audit committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. The audit committee has considered the role of EY in providing audit and audit-related services to the Company and has concluded that such services are compatible with EY’s role as the Company’s independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our board of directors. The audit committee’s functions are more fully described in its charter, which is available on our website at http://ir.ardelyx.com/corporate-governance.cfm.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2015. The audit committee has discussed with Ernst & Young LLP, or EY, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board, or PCAOB. In addition, the audit committee has discussed with EY their independence, and received from EY the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with EY, with and without management present, the scope and results of EY’s audit of the financial statements for the fiscal year ended December 31, 2015.

Based on these reviews and discussions, the audit committee has recommended to our board of directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Audit Committee

Richard Rodgers

Annalisa Jenkins, MBBS, MRCP

Gordon Ringold, Ph.D.

CORPORATE GOVERNANCE

Board Composition

Director Independence

Our board of directors currently consists of six members. Our board of directors has determined that all of our directors, as well as each individual nominated by our board of directors for election to our board of directors at the 2016 Annual Meeting, other than Mr. Raab, qualify as “independent” directors in accordance with the NASDAQ listing requirements. Mr. Raab is not considered independent because he is an employee of our company.

The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our board of directors has made a subjective determination as to each independent director and director nominee that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s and each nominee’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors, nominees for election to our board of directors or our executive officers.

As described more fully below, the board of directors has also determined that each current member of the compensation committee, the audit committee and the nominating and corporate governance committee, as well as each director and director nominee that we expect to serve on such committees after the 2016 Annual Meeting, meets the independence standards applicable to those committees prescribed by NASDAQ, the SEC, and the Internal Revenue Service.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Leadership Structure of the Board

Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Mr. Mott currently serves as the Chairman of the Board. In that role, Mr. Mott presides over the executive sessions of the board of directors in which Mr. Raab does not participate and serves as a liaison to Mr. Raab and management on behalf of the board of directors.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-persons transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors and Committees

During 2015, the board of directors met eight times, the audit committee met five times, the compensation committee met three times and the nominating and corporate governance committee met one time. In that year, each director attended at least 75% of the meetings of the board of directors and the committees on which he or she served, with the exception of Dr. Peter Schultz who attended eight of the eleven board of directors and committee meetings before his resignation in December 2015, and Annalisa Jenkins who attended six of the nine board of directors and committee meetings held after her appointment in April 2015. As required under NASDAQ rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates; and

•	reviews the audit committee charter and the committee’s performance.

From January until June 2015, the members of our audit committee were Messrs. Mott and Rodgers and Dr. Ringold, with Mr. Rodgers serving as the chairperson of the committee. In June 2015, following Mr. Mott’s resignation from the audit committee, our board of directors appointed Dr. Jenkins to serve as a member of the audit committee. In March 2016, the Board approved a change in the composition of our audit committee. Following such change, the current members of our audit committee are Messrs. Rodgers and Bertrand and Dr. Jenkins. Mr. Rodgers serves as the chairperson of the committee. After the 2016 Annual Meeting, we expect that our audit committee will continue to be composed of Mr. Rodgers, as chairman, Mr. Bertrand and Dr. Jenkins.

Each of the members of our audit committee during 2015 met, and each of the current members of our audit committee, as well as the expected members of our audit committee after the 2016 Annual Meeting, meets or will meet, the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our board of directors has determined that Mr. Rodgers is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of Messrs. Rodgers and Bertrand and Dr. Jenkins is, and each of Messrs. Mott and Rodgers and Drs. Ringold and Jenkins during 2015 was, an “independent director” under the heightened independence standards under the applicable rules of NASDAQ. Our audit committee has been established in accordance with the rules and regulations of the Exchange Act. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is available to security holders on the Company’s website at http://ir.ardelyx.com/corporate-governance.cfm.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers, other than the Chief Executive Officer, based on such evaluations. The board of directors retains the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer, unless such authority has been delegated to the compensation committee. Our executive officers submit proposals to the board of director and compensation committee regarding our executive and director compensation. The compensation committee also approves grants of stock options and other awards under our stock plans. The compensation committee has delegated authority to the Chief Executive Officer to grant stock options to purchase shares of common stock to existing and new non-senior management team employees, with such individual grants to be consistent with equity grant guidelines provided by our compensation consultant and approved by the compensation committee. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. Until Dr. Peter Schultz’s resignation from the board of directors in December 2015, the members of our compensation committee in 2015 were Messrs. Mott and Rodgers and Dr. Schultz, with Mr. Mott serving as the chairperson of the committee. In December 2015, Mr. Bertrand was appointed to our compensation committee, filling the vacancy left by Dr. Schultz’s resignation. In March 2016, the Board approved a change in the composition of our compensation committee. Following such change, the current members of our compensation committee are Messrs. Mott and Rodgers and Dr. Ringold. Mr. Mott serves as the chairman of the committee. After the 2016 Annual Meeting, and subject to election by our stockholders in the case of Mr. Mott, we expect that our compensation committee will continue to be composed of Mr. Mott, as chairman, Mr. Rodgers and Dr. Ringold.

Each of the members of our compensation committee during 2015 was, and each of the current members of our compensation committee, as well as the expected members of our compensation committee after the 2016 Annual Meeting, is or will be, an “independent director” under the applicable rules and regulations of The NASDAQ Global Market, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the compensation committee charter is available to security holders on the Company’s website at http://ir.ardelyx.com/corporate-governance.cfm.

For fiscal year 2015, the compensation committee retained Pearl Meyer & Partners, LLC, or Pearl Meyer, a national executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Pearl Meyer addressed each of the six independence factors established by the SEC with the compensation committee. Its responses affirmed the independence of Pearl Meyer on executive compensation matters. Based on this assessment, the compensation committee determined that the engagement of Pearl Meyer did not raise any conflicts of interest or similar concerns. The compensation committee also evaluated the independence of other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. During 2015, the members of our nominating and corporate governance committee were Drs. Ringold and Jenkins, Mr. Rodgers and, following his appointment to the committee in December 2015, Mr. Bertrand, with Dr. Ringold serving as the chairperson of the committee. In March 2016, the Board approved a change in the composition of our nominating and corporate governance committee. Following such change, the current members of our nominating and corporate governance committee are Drs. Ringold and Jenkins and Mr. Mott. Dr. Ringold serves as the chairman of the committee. After the 2016 Annual Meeting, we expect that, and subject to election by our stockholders in the case of Mr. Mott, our nominating and corporate governance committee will continue to be composed of Dr. Ringold, as chairman, Mr. Mott and Dr. Jenkins.

Each of the members of our nominating and corporate governance committee during 2015 was, and each of the current members of our nominating and corporate governance committee, as well as the expected members of our nominating and corporate governance committee after the 2016 Annual Meeting, is or will be, an “independent director” under the applicable rules and regulations of NASDAQ relating to nominating and corporate governance committee independence. Following the 2016 Annual Meeting, we will continue to comply with NASDAQ’s rules regarding independent director oversight of director nominations under either NASDAQ Rule 5605(e)(1)(A) or 5605(e)(1)(B). The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at http://ir.ardelyx.com/corporate-governance.cfm.

Mr. Bertrand was recommended to our board of directors and our nominating and corporate governance committee by our chief executive officer and by certain of our other existing directors.

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	personal and professional integrity;

•	ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the industries in which we compete;

•	experience as a board member or executive officer of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	conflicts of interest; and

•	practical and mature business judgment.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. At this time, our nominating and corporate governance committee does not have a policy with regard to the consideration of director candidates recommended by our stockholders, but expects to adopt such a policy in the future. Until such a policy is adopted, our board of directors and nominating and corporate governance committee will consider candidates recommended by our stockholders on a case-by-case basis. Stockholders wishing to recommend a candidate for membership on our board of directors for the next fiscal year should follow the procedures described in this proxy statement under the headings “When are stockholder proposals due for next year’s annual meeting?” and “Stockholder Communications with the Board of Directors.”

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://ir.ardelyx.com/corporate-governance.cfm. We expect that any substantive amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Director Attendance at Annual Meetings

Our board of directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our board of directors and management team encourage all of our directors to attend the 2016 Annual Meeting. Two of our directors attended our 2015 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

A stockholder may communicate with the board of directors, or an individual director, by sending written correspondence to the Company’s General Counsel at Ardelyx, Inc., 34175 Ardenwood Blvd., Fremont, CA 94555. The General Counsel will review such correspondence and forward it to the board of directors, or an individual director, as appropriate.

Compensation Committee Interlocks and Insider Participation

During 2015, Messrs. Mott, Rodgers and Bertrand and Dr. Peter Schultz served as members of our compensation committee. None of Messrs. Mott, Rodgers and Bertrand and Dr. Peter Schultz has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee. See the section entitled “Certain Relationships and Related Party Transactions — Participation in PIPE” for information regarding Dr. Schultz’s participation in our private placement in June 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2015 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Sales and Purchases of Securities

Participation in Public Offering

In connection with our January 2016 public offering of 8,625,000 shares of common stock at a price to the public of $10.00 per share, certain of our principal stockholders purchased shares of our common stock on the same terms as the other shares offered and sold in the public offering. The purchasers included the following principal stockholders: 1,500,000 shares of common stock were purchased by entities associated with New Enterprise Associates for an aggregate purchase price of $15.0 million; 1,000,000 shares of common stock were purchased by Fidelity Management & Research for an aggregate purchase price of $10.0 million; and 20,000 shares of common stock were purchased by entities associated with Presidio Partners for an aggregate purchase of $200,000.00.

Participation in PIPE

In connection with our sale of common stock and warrants to purchase common stock in June 2015 in a private placement, one of our then-serving directors and certain of our principal stockholders purchased shares of common stock and warrants to purchase common stock on the same terms as the other shares and warrants that were offered and sold in the offering. The purchasers included the following director and principal stockholders: 46,729 shares of common stock and warrants to purchase 14,019 shares of common stock were purchased by Dr. Peter Schultz, one of our then-serving directors, for an aggregate purchase price of approximately $0.5 million; 1,869,159 shares of common stock and warrants to purchase 560,748 shares of common stock were purchased by New Enterprise Associates 12, Limited Partnership, for an aggregate purchase price of approximately $20.1 million; and 1,401,869 shares of common stock and warrants to purchase 420,561 shares of common stock were purchased by each of NEA 15 Opportunity Fund, L.P., and New Enterprise Associates 15, L.P., for an aggregate purchase price of approximately $30.2 million.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Investor Rights Agreement

We entered into an amended and restated investor rights agreement with the purchasers of our outstanding convertible preferred stock and certain holders of common stock and warrants to purchase our convertible preferred stock, including entities with which certain of our directors are affiliated. As of March 31, 2016, the holders of approximately 8.2 million shares of our common stock are entitled to rights pursuant to the amended and restated investor rights agreement to the registration of their shares under the Securities Act.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

NON-EMPLOYEE DIRECTOR COMPENSATION

In May 2014, our board of directors approved a compensation policy for our non-employee directors, or the Director Compensation Program. Pursuant to the Director Compensation Program, we do not pay director fees to directors who are employees and our non-employee directors receive an annual retainer of $35,000. Any non-employee Chairman will receive an additional annual cash retainer in the amount of $25,000 per year. Non-employee directors receive additional annual retainers of $10,000 for serving on the audit committee (or $20,000 for serving as the chair of the audit committee), $7,500 for serving on the compensation committee (or $15,000 for serving as the chair of the compensation committee) and $4,000 for serving on the nominating and corporate governance committee (or $8,000 for serving as the chair of the nominating and corporate governance committee). Retainers are paid to our non-employee directors on the date of our annual stockholders meeting or, in respect of non-employee directors appointed to our board of directors after the annual stockholders meeting, on the date of appointment but pro-rated to reflect the number of whole or partial months remaining until the next annual stockholders meeting.

In lieu of a cash retainer, each non-employee director will also have the ability to elect to receive a stock award consisting of that number of fully vested shares of common stock calculated by dividing the amount of the cash retainer by the fair market value of the common stock on the date of our annual meeting of stockholders. For 2015, each of Messrs. Mott and Rodgers and Dr. Schultz elected to receive a stock award in lieu of their respective 2015 annual cash retainers as calculated pursuant to the preceding sentence. Members of our board of directors are also reimbursed for reasonable travel and other out-of-pocket expenses.

Under the Director Compensation Program, each non-employee director is automatically granted an option to purchase 25,000 shares of our common stock upon initial appointment or election to our board of directors. In addition, each continuing non-employee director who has been serving on our board of directors for at least six months as of the date of any annual meeting of our stockholders and will continue to serve as a non-employee director immediately following such meeting is automatically granted an option to purchase 15,000 shares of our common stock on the date of each annual stockholders meeting. Each initial non-employee director stock option vests with respect to 1/36th of the shares on each monthly anniversary of the grant date, subject to the non-employee director’s continued service on our board of directors through such date. Each annual stock option granted to our non-employee directors, vests with respect to 1/12th of the shares on each monthly anniversary of the grant date, subject to acceleration in full immediately prior to the next annual stockholders meeting, subject to the non-employee director’s continued service on our board of directors through such date. The Director Compensation Program also provides that upon a “Change in Control” of Ardelyx (as defined in our equity incentive plan), all outstanding equity awards granted under an equity incentive plan maintained by Ardelyx that are held by a non-employee director will become fully vested and/or exercisable. For 2015, Mr. Bertrand and Dr. Jenkins each received an initial option to purchase 25,000 shares of our common stock in connection with his or her appointment to our board of directors in October 2015 and April 2015, respectively, and our remaining non-employee directors each received an annual option to purchase 15,000 shares of our common stock on the date of the 2015 Annual Meeting of Stockholders, in each case, pursuant to the Director Compensation Program.

2015 Director Compensation Table

The following table sets forth information for the year ended December 31, 2015 regarding the compensation awarded to, earned by or paid to our non-employee directors:

Name	Fees Earned or Paid in Cash ($)		Option Awards(1) ($)	All Other Compensation ($)	Total ($)
William Bertrand, Jr.	23,333	(2)	296,585	—	319,918
Annalisa Jenkins, MBBS, MRCP	44,833	(3)	197,165	—	241,998
David Mott	85,000	(4)	136,499	—	221,499
Gordon Ringold, Ph.D.	53,000		136,499	—	189,499
Richard Rodgers	66,500	(4)	136,499	—	202,999
Peter Schultz, Ph.D.(5)	42,500	(4)	136,499	—	178,999

(1)	The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the non-employee members of our board of directors during 2015 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock option reported in the Option Awards column are set forth in Note 8 to the audited financial statements included in our Annual Report on Form 10-K filed on March 4, 2016. The amounts reported in this column exclude the impact of estimated forfeitures related to service-based vesting provisions. Note that amounts reported in this column reflect the accounting for cost for these stock options, and do not correspond to the actual economic value that may be received by the directors from the options.
(2)	Mr. Bertrand was appointed to our board of directors in October 2015, and the amount reported reflects the pro-rata portion of the annual cash retainer paid to Mr. Bertrand to reflect the number of whole or partial months from the date of appointment through the date of the 2016 Annual Meeting.
(3)	Dr. Jenkins was appointed to our board of directors in April 2015, and the amount reported includes a pro-rata portion of the annual cash retainer paid to Dr. Jenkins to reflect the number of whole or partial months from the date of appointment through the date of the 2015 Annual Meeting of Stockholders, as well as the annual retainer paid in June 2015.
(4)	Pursuant to the Director Compensation Program, each of Messrs. Mott and Rodgers and Dr. Schultz elected to receive a stock award in lieu of their respective 2015 annual cash retainers. The fully vested stock awards consisted of 5,821, 4,554 and 2,910 shares of our common stock for Mr. Mott, Mr. Rodgers and Dr. Schultz, respectively. The number of shares of our common stock issued was calculated by dividing the annual retainer otherwise payable in cash at the 2015 Annual Meeting of Stockholders as reported in this column by $14.60, which was the closing trading price of our common stock on the date of the 2015 Annual Meeting of Stockholders.
(5)	Dr. Schultz resigned from our board of directors effective as of December 10, 2015.

As of December 31, 2015, each of our non-employee directors held the following outstanding options:

Name	Shares Subject to Outstanding Options
William Bertrand, Jr.	25,000
Annalisa Jenkins, MBBS, MRCP	25,000
David Mott	15,000
Gordon Ringold, Ph.D.	45,000
Richard Rodgers	45,000
Peter Schultz, Ph.D	15,000

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2016.

Name	Age	Position(s)
Michael Raab	51	President, Chief Executive Officer and Director
Jeremy Caldwell, Ph.D.	47	Executive Vice President and Chief Scientific Officer
Mark Kaufmann	48	Chief Financial Officer
Paul Korner, MD, MBA	50	Executive Vice President and Chief Medical Officer
Elizabeth Grammer, Esq.	52	Senior Vice President and General Counsel
David Rosenbaum, Ph.D.	55	Senior Vice President, Drug Development

Michael Raab has served as our President and Chief Executive Officer and a director since March 2009. From 2002 to 2009, Mr. Raab was a partner at NEA, where he focused on investments in the biotechnology and pharmaceutical sectors. Prior to joining NEA, Mr. Raab spent 15 years in commercial and operating leadership roles in the biotech and pharmaceutical industries. He was Senior Vice President, Therapeutics and General Manager of the Renal Division at Genzyme. Mr. Raab also spent two years with Genzyme’s diagnostic products and services division. Before Genzyme, Mr. Raab held business development and sales and marketing positions at Repligen Corporation, a life sciences company, and Bristol-Myers Squibb Company. Mr. Raab is currently a director of Amicus Therapeutics, Inc. (NASDAQ: FOLD). Mr. Raab currently serves as a member of the board of directors of the California Life Sciences Association, a non-profit trade association serving the life science industry in California, and as a member of the Emerging Companies Section Governing Board of the Biotechnology Industry Organization. Mr. Raab received a B.A. from DePauw University.

Jeremy Caldwell, Ph.D., has served as our Chief Scientific Officer since December 2014. From January 2014 to November 2014, Dr. Caldwell was an Entrepreneur-in-Residence at Third Rock Ventures focusing on the formation and development of life science companies. Prior to joining Third Rock, Dr. Caldwell served as Vice President, Head of RNA Therapeutics, Lead Discovery and Protein Sciences for Merck Research Laboratories, or Merck, from November 2008 to November 2013. Prior to joining Merck, he was the Executive Director of Molecular and Cellular Biology, Lead Discovery and Genomics at the Genomics Institute of the Novartis Research Foundation, or GNF. Additionally, he was Chairman and Head of GNF’s Technology and Early Research Committee, in which he was responsible for the novel target and new technology portfolio. Prior to that, he was one of the first scientists at the biopharmaceutical company Rigel Inc. Dr. Caldwell received a B.S. in Molecular and Cellular Biology from the University of California at Berkeley and a Ph.D. in Molecular Pharmacology from Stanford University.

Mark Kaufmann has served as our Chief Financial Officer since May 2014 and formerly served as our Chief Business Officer from August 2011 until May 2014. From 2008 to 2010, Mr. Kaufmann was President and Chief Executive Officer of Allostera Pharma Inc., a preclinical company focused on autoimmune diseases. Prior to joining Allostera, Mr. Kaufmann was President and Chief Executive Officer of Celmed BioSciences, Inc., a biopharmaceutical company, and he started his career as Director of Strategic Planning and Investor Relations at MedImmune in 1994. Mr. Kaufmann received a B.A. in Biochemical Sciences from Harvard University and a M.B.A. from the University of Michigan School of Business.

Paul Korner, M.D., M.B.A., has served has served as our Chief Medical Officer since January 2016. From August 2008 to December 2015, Dr. Korner served in various leadership positions at Ferring Pharmaceuticals, Inc., a pharmaceutical company, including Vice President, Medical Affairs, and most recently as President, Ferring International Pharmascience Center U.S., Inc., and Senior Vice President, U.S. Development. Prior to joining Ferring, Dr. Korner served as Vice President, Medical Affairs, Women’s Healthcare at Bayer Healthcare Pharmaceuticals from April 2007 to August 2008, and as Executive Director, Medical Affairs, Female Healthcare at Berlex Laboratories, Inc. from March 2005 to April 2007. Dr. Korner received his M.D. from Loyola University Stritch School of Medicine. He also holds an MBA degree from The Michael J. Coles College of Business, Kennesaw State University, Georgia with a healthcare administration concentration.

Elizabeth Grammer, Esq., has served as our vice president responsible for legal affairs since December 2012, after serving as an independent outside corporate counsel for Ardelyx for three years. In May 2014, Ms. Grammer was appointed as our General Counsel. Prior to joining Ardelyx, from 2001 to 2006, Ms. Grammer served as Vice President and General Counsel of Trine Pharmaceuticals, Inc., a biopharmaceutical company. In addition, Ms. Grammer previously served as independent outside corporate counsel to GelTex Pharmaceuticals, a biopharmaceutical company. Ms. Grammer received a B.A. from Boston University and a J.D. from Stanford Law School.

David Rosenbaum, Ph.D., has served as our vice president responsible for drug development since January 2010. From 2003 to 2008, he was Vice President of Drug Development for Trine Pharmaceuticals, Inc., a biopharmaceutical company, where he was developing a novel non-systemic therapeutic for the treatment of IBS. In addition, Dr. Rosenbaum previously served as Vice President of Preclinical Research and Development at GelTex Pharmaceuticals, a biopharmaceutical company, where he was responsible for the preclinical development of Renagel and Welchol. He received a B.A. in Biology from the University of Pennsylvania, a M.S. in Toxicology from Albany Medical College and a Ph.D. in Pharmacology from Boston University School of Medicine.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. As an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Our compensation committee, appointed by our board of directors, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for fiscal year 2015 were as follows:

•	Michael Raab, President and Chief Executive Officer;

•	Mark Kaufmann, Chief Financial Officer; and

•	Elizabeth Grammer, Senior Vice President and General Counsel.

2015 Summary Compensation Table

The following table shows information regarding the compensation of our NEOs for services performed in the year ended December 31, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael Raab	2015	470,000	—	1,143,743	211,500	—	1,825,243
President and Chief Executive Officer	2014	426,708	39,338		130,662	—	596,708

Mark Kaufmann	2015	320,000	—	361,423	117,760	—	799,183
Chief Financial Officer	2014	281,875	37,068	—	86,292	—	405,235

Elizabeth Grammer, Esq.	2015	300,000	—	174,611	91,800	259,259	825,670
Senior Vice President General Counsel

(1)	The amount reported in the Option Awards column represents the grant date fair value of the stock options granted to our NEOs as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options granted in 2015 reported in the Options Column are set forth in Note 8 to the audited financial statements included in our Annual Report on Form 10-K filed on March 4, 2016. The amounts reported in this column exclude the impact of forfeitures related to service-based vesting conditions. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEOs from the options.
(2)	The amounts reported in the Non-Equity Incentive Plan Compensation column represent the annual cash performance-based bonuses earned by our NEOs pursuant to the achievement of certain company and individual performance objectives. Please see the description of the annual performance bonuses paid to our NEOs in “— Narrative to 2015 Summary Compensation Table and Outstanding Equity Awards at 2015 Fiscal Year-End — Terms and Conditions of Annual Bonuses” below.
(3)	The amount reported in the All Other Compensation column for Ms. Grammer represents a lump sum relocation payment of $175,000 that we paid to Ms. Grammer in connection with her relocation to the San Francisco Bay Area in August 2015 and a payment of $84,259 that was intended to offset the taxes payable on such relocation payment.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth specified information concerning unexercised stock options for each of the NEOs outstanding as of December 31, 2015.

			Option Awards
	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Name			Exercisable	Unexercisable
Michael Raab	9/15/2010		36,123	—	1.08	9/15/2020
	8/1/2011		267,892	—	0.54	8/1/2021
	1/6/15	(1)	17,187	57,813	23.02	1/5/2025
Mark Kaufmann	8/8/2011		120,894	—	0.54	8/8/2021
	1/6/15	(1)	5,431	18,269	23.02	1/5/2025
Elizabeth Grammer	10/26/10		2,500	—	1.08	10/25/2020
	4/15/2011		5,000	—	1.08	4/14/2021
	11/11/2012		5,000	—	3.42	11/10/2022
	12/6/2012	(2)	72,222	—	3.42	12/6/2022
	1/6/2015	(1)	2,623	8,827	23.02	1/5/2025

(1)	The option vests and becomes exercisable in substantially equal monthly installments over four years from the vesting commencement date, subject to the holder continuing to provide services to us through each such date.
(2)	The option is fully exercisable upon the date of grant, provided the option vests as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date with the remaining 75% of the shares vesting monthly thereafter in substantially equal installments over four years from the vesting commencement date, subject to the holder continuing to provide services to us through each such date.

Narrative to 2015 Summary Compensation Table and Outstanding Equity Awards at 2015 Fiscal Year End

Terms and Conditions of Employee Arrangements with our NEOs

We have entered into agreements with each of the NEOs in connection with his or her employment with us. These agreements set forth the terms and conditions of employment of each named executive officer, including base salary, initial equity award grants, and standard employee benefit plan participation. Our board of directors or the compensation committee reviews each NEO’s base salary from time to time to ensure compensation adequately reflects the NEO’s qualifications, experience, role and responsibilities. For fiscal year 2015, Mr. Raab’s annual base salary was $470,000, Mr. Kaufmann’s annual base salary was $320,000, and Ms. Grammer’s annual base salary was $300,000. In addition, for 2015, Mr. Raab, Mr. Kaufmann and Ms. Grammer each had an annual bonus target of 50%, 40% and 30%, respectively, of base salary awarded based on the achievement of certain corporate and individual performance goals set by the board of directors. The annual target bonus for 2016 for Mr. Raab, Mr. Kaufmann and Ms. Grammer will be 55%, 40% and 35%, respectively.

In June 2014, we entered into an amended and restated employment agreement with Mr. Raab. We also entered into an amended and restated change in control severance agreements with Mr. Kaufmann and Ms. Grammer.

Under Mr. Raab’s amended and restated employment agreement, in the event Mr. Raab’s employment with us is involuntarily terminated for reason other than “cause” or he resigns for “good reason” (each, as defined below), in each case more than three months prior to or more than 12 months after a change in control, then Mr. Raab will receive: (i) continued payment of his annual base salary as in effect immediately prior to such termination for a period of 12 months; (ii) payment of healthcare continuation costs for him and his eligible dependents for up to 12 months following the date of such termination; and (iii) 12 months of accelerated vesting of any outstanding equity awards, with any options remaining exercisable until 12 months following the date of termination or the original expiration date. In the event Mr. Raab’s employment with us is involuntarily terminated for reason other than cause or he resigns for good reason, in each case within three months prior to and 12 months after a change in control, then Mr. Raab will receive: (i) a lump sum amount equal to 1.5 multiplied by the sum of his base salary as in effect immediately prior to such termination and his target annual bonus for the year of termination; (ii) payment of healthcare continuation costs for him and his eligible dependents for up to 18 months following the date of such termination; and (iii) full accelerated vesting of any outstanding equity awards, with any options remaining exercisable until 12 months following the date of termination or the original expiration date.

Under Mr. Kaufmann’s amended and restated change in control severance agreement, in the event Mr. Kaufmann’s employment with us is involuntarily terminated for reason other than cause or he resigns for good reason, in each case more than three months prior to or more than 12 months after a change in control, then Mr. Kaufmann will receive: (i) continued payment of his annual base salary as in effect immediately prior to such termination for a period of nine months; and (ii) payment of healthcare continuation costs for him and his eligible dependents for up to 12 months following the date of such termination. In the event Mr. Kaufmann’s employment with us is involuntarily terminated for reason other than cause or he resigns for good reason, in each case within three months prior to and 12 months after a change in control, then Mr. Kaufmann will receive: (i) a lump sum amount equal to the sum of his base salary as in effect immediately prior to such termination and his target annual bonus for the year of termination; (ii) payment of healthcare continuation costs for him and his eligible dependents for up to 12 months following the date of such termination; and (iii) full accelerated vesting of any outstanding equity awards, with any options remaining exercisable until 12 months following the date of termination or the original expiration date.

Under Ms. Grammer’s amended and restated change in control severance agreement, in the event Ms. Grammer’s employment with us is involuntarily terminated for reason other than cause or she resigns for good reason, in each case more than three months prior to or more than 12 months after a change in control, then Ms. Grammer will receive: (i) continued payment of her annual base salary as in effect immediately prior to such termination for a period of six months; and (ii) payment of healthcare continuation costs for her and her eligible dependents for up to 6 months following the date of such termination. In the event Ms. Grammer’s employment with us is involuntarily terminated for reason other than cause or she resigns for good reason, in each case within three months prior to and 12 months after a change in control, then Ms. Grammer will receive: (i) a lump sum amount equal to the sum of her 75% of base salary as in effect immediately prior to such termination and 75% of her target annual bonus for the year of termination; (ii) payment of healthcare continuation costs for her and her eligible dependents for up to 9 months following the date of such termination; and (iii) full accelerated vesting of any outstanding equity awards, with any options remaining exercisable until 12 months following the date of termination or the original expiration date.

For the purposes of Mr. Raab’s amended and restated employment agreement and Mr. Kaufmann’s and Ms. Grammer’s amended and restated change in control severance agreement, “cause” means (i) the NEO’s theft, dishonesty or falsification of any employment or company records that is non-trivial in nature; (ii) malicious or reckless disclosure of our confidential or proprietary information or any material breach by the NEO of his or her obligations under his or her proprietary information and inventions assignment agreement with us; (iii) the conviction of the NEO of a felony (excluding motor vehicle violations) or the commission of gross negligence or willful misconduct, where a majority of the non-employee members of the board of directors reasonably determines that such act or misconduct has (A) seriously undermined the ability of the board of directors or management to entrust him or her with important matters or otherwise work effectively with him or her, (B) substantially contributed to our loss of significant revenues or business opportunities, or (C) significantly and detrimentally affected the business or reputation of our company or any of our subsidiaries; and/or (iv) the willful failure or refusal by the NEO to follow the reasonable and lawful directives of the board of directors, provided such willful failure or refusal continues after his or her receipt of reasonable notice in writing of such failure or refusal and a reasonable opportunity of not less than 30 days to correct the problem.

For the purposes of Mr. Raab’s amended and restated employment agreement and Mr. Kaufmann’s and Ms. Grammer’s amended and restated change in control severance agreement, “good reason” means the occurrence of: (i) a material diminution in the NEO’s authority, duties, or responsibilities, which substantially reduces the nature or character of his or her position; (ii) a reduction by us of his or her base salary as in effect immediately prior to such reduction; (iii) a relocation of his or her principal office to a location more than 50 miles from the location of our principal office as of immediately prior to such relocation, except for required travel by him or her on company business; or (iv) any material breach by us of any provision of the NEO’s employment agreement or offer letter which we do not cure within 30 days following written notice from the NEO, provided that in order for “good reason” to exist, each of the following conditions must be met: (i) the foregoing good reason conditions must have occurred without the NEO’s express written consent; (ii) the NEO must provide written notice to us of such condition within 30 days of the initial existence of the condition; (iii) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice; and (iv) the date of the NEO’s resignation of employment must occur within 60 days after the initial existence of the condition specified in such notice.

Terms and Conditions of Annual Bonuses

For 2015, our NEOs were eligible for performance-based cash incentives pursuant to the achievement of certain corporate and individual performance objectives. The performance goals for these annual performance cash bonuses were reviewed and approved by the board of directors. The determination of the amount of bonuses paid to our NEOs generally reflects a number of considerations, including individual performance and financing and research goals.

Each NEO’s target bonus opportunity is expressed as a percentage of base salary which can be achieved by meeting corporate and individual performance goals. Our board of directors or our compensation committee has historically reviewed these target percentages to ensure they are adequate, but does not follow a formula. Instead, our board of directors or our compensation committee has set these rates based on each participating executive’s experience in her or his role with our company and the level of responsibility held by each executive, which the board of directors or our compensation committee believe directly correlates to her or his ability to influence corporate results. For fiscal year 2015, our board of directors used a guideline target bonus opportunity of 50% of base salary for Mr. Raab, 40% of base salary for Mr. Kaufmann, and 30% of base salary for Ms. Grammer.

For determining performance bonus amounts for our NEOs for 2015, our board of directors set certain corporate performance goals. In setting these goals, our board of directors considered the status of our research and discovery programs, our financial status, and our role in certain critical activities being conducted under the collaboration partnership with AstraZeneca. Of the seven corporate goals, one was tied to the achievement of specific development milestones for tenapanor, two were aimed at advancing our internal research and discovery programs, and the remaining four addressed financing, operational and business development objectives. While the board of directors did not specify specific goals for individuals, each individual’s participation in the achievement of the corporate goals was assessed, as well as the executive’s handling of unplanned events and opportunities. For 2015, the corporate and individual components of the annual bonus were weighted at 80% and 20%, respectively, for Mr. Raab and Mr. Kaufmann. For 2015, the corporate and individual components of the annual bonus were weighted 60% and 40%, respectively for Ms. Grammer. The board of directors determined that due to the company’s outstanding performance in connection with its efforts to resume sole responsibility for the development of tenapanor following the termination of the company’s collaborative relationship with AstraZeneca in June 2015, the company’s performance against its corporate goals should be set at 90%. Additionally, Mr. Raab’s, Mr. Kaufmann’s and Ms. Grammer’s performance against personal goals should be set at 90%, 100% and 120%, respectively.

Following its review and determinations of corporate and individual achievements for 2015, the board of directors awarded cash bonuses to Messrs. Raab and Kaufmann and to Ms. Grammer in amounts equal to 45%, 36.8% and 30.6% of each of their base salaries, respectively. The NEOs’ 2015 bonuses are set forth in the “2015 Summary Compensation Table” above.

Terms and Conditions of Equity Award Grants

Each of our NEOs received an equity award grant in 2015. The table above entitled “Outstanding Equity Awards at 2015 Fiscal Year End” describes the material terms of the award granted in 2015 and of the other option awards made in past fiscal years to our NEOs. In January 2015, Messrs. Raab and Kaufmann, and Ms. Grammer were grants options to purchase 75,000, 23,700 and 11,450 shares of our common stock, respectively, under our 2015 Plan at an exercise price equal to $23.02, which was our fair market value of our common stock on the grant date. Each of these options vests and becomes exercisable as to in substantially equal monthly installments over four years, subject to the NEO continuing to provide services to us through such dates.

Equity Plan Compensation Information

The following table provides certain information as of December 31, 2015, with respect to all of our equity compensation plans in effect on that date:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity Compensation Plans Approved by Stockholders(1)(2)	1,286,086	$4.34	1,986,494
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	1,286,086	$4.34	1,986,494

(1)	Includes the Ardelyx, Inc. 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan and 2008 Stock Incentive Plan, as amended.
(2)	The Ardelyx, Inc. 2014 Equity Incentive Plan and the Ardelyx, Inc. 2014 Employee Stock Purchase Plan contain “evergreen” provisions, pursuant to which (i) the number of shares of common stock reserved for issuance pursuant to awards under the 2014 Equity Inventive Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (A) four percent (4.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 10,683,053 shares of stock may be issued upon the exercise of incentive stock options, and (ii) the number of shares of common stock which will be authorized for sale under our 2014 Employee Stock Purchase Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (A) one percent (1.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of stock as determined by our board of directors.
(3)	Includes 347,074 shares that were available for future issuances as of December 31, 2015 under the 2014 Employee Stock Purchase Plan, which allows eligible to purchase shares of common stock with accumulated payroll deductions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of April 8, 2016, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director, nominee or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 8, 2016 through the exercise of stock options, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 34,630,148 shares of our common stock outstanding as of April 8, 2016. Shares of our common stock that a person has the right to acquire within 60 days of April 8, 2016 pursuant to the exercise of outstanding stock options, warrants or other rights are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Ardelyx, Inc., at 34175 Ardenwood Blvd., Suite 200, Fremont, CA 94555.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Outstanding Shares Beneficially Owned		Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders
Entities Associated with New Enterprise Associates(1)	11,794,096		1,401,870	13,195,966	36.62%
FMR LLC(2)	4,303,912		—	4,303,912	12.43%
Entities Associated with Presidio Partners(3)	2,559,706		—	2,559,706	7.39%
Named Executive Officers and Directors
Michael Raab	71,903	(4)	355,681	427,584	1.22%
Mark Kaufmann	3,036		132,845	135,881	*
Elizabeth Grammer	1,859		97,335	99,194	*
David Mott(5)	3,809,559		854,872	4,664,431	13.14%
William Bertrand, Jr.	5,000		4,681	9,681	*
Annalisa Jenkins, MBBS, MRCP	—		6,770	6,770	*
Gordon Ringold, Ph.D.	25,000	(6)	33,750	58,750	*
Richard Rodgers	4,554		35,416	39,970	*
All directors and executive officers as a group (11 persons)	4,022,183		1,586,105	5,608,288	15.46%

*	Indicates beneficial ownership of less than 1% of the total outstanding shares of common stock.

(1)	Includes (i) 7,988,893 shares held by New Enterprise Associates 12, Limited Partnership (“NEA 12”), and 560,748 shares that may be acquired by NEA 12 upon the exercise of warrants within 60 days of April 8, 2016; (ii) 1,901,869 shares held by New Enterprise Associates 15, L.P. (“NEA 15”), and 420,561 shares that may be acquired by NEA 15 upon the exercise of warrants within 60 days of April 8, 2016; and (iii) 1,901,869 shares held by NEA 15 Opportunity Fund, L.P. (“NEA 15-OF” and collectively with NEA 12 and NEA 15, the “Funds”), and 420,561 shares that may be acquired by NEA 15-OF upon the exercise of warrants within 60 days of April 8, 2016, as reported on Form 13D/A filed with the SEC on January 21, 2016, by, (a) NEA 12; NEA 15; and NEA 15-OF, (b) NEA Partners 12, Limited Partnership (“NEA Partners 12”), which is the sole general partner of NEA 12; NEA Partners 15, L.P., which is the sole general partner of NEA 15 (“NEA Partners 15”), and NEA Partners 15-OF, L.P., which is the sole general partner of NEA 15-OF (“NEA Partners 15 OF”, and collectively with NEA Partners 12 and NEA Partners 15, the “GPLPs”), (c) NEA 12 GP LLC, which is the sole general partner of NEA Partners 12 (“NEA 12 LLC”), and NEA 15 GP, LLC, which is the sole general partner of NEA Partners 15 and NEA Partners 15-OF (“NEA 15 LLC”, and collectively with GPLPs and NEA 12 LLC, the “Control Entities”), (d) M. James Barrett (“Barrett”), Peter J. Barris (“Barris”) Forest Baskett (“Baskett”), Anthony A. Florence, Jr. (“Florence”), Patrick J. Kerins (“Kerins”), Krishna S. Kolluri (“Kolluri”), Joshua Makower (“Makower”), David M. Mott (“Mott”), Jon M. Sakoda (“Sakoda”), Scott D. Sandell (“Sandell”), Peter W. Sonsini (“Sonsini”), Ravi Viswanathan (“Viswanathan”), and Harry R. Weller (“Weller”). Barris, Baskett, Kolluri and Sandell are managers of NEA 12 LLC (the “NEA 12 Managers”). The NEA 12 Managers, Florence, Makower, Mott, Sakoda, Sonsini, Viswanathan and Weller are managers of NEA 15 LLC (the “NEA 15 Managers”). The Funds, Control Entities and NEA 12 Managers share voting and dispositive power with regard to the shares held directly by NEA 12. The Funds, Control Entities and NEA 15 Managers share voting and dispositive power with regard to the shares held directly by NEA 15 and NEA 15-OF. The Control Entities and each of the NEA 12 Managers disclaims beneficial ownership of the shares held by NEA 12, except to the extent of any respective pecuniary interest therein. The Control Entities and each of the NEA 15 Managers disclaims beneficial ownership of the shares held by NEA 15 and NEA 15-OF, except to the extent of any respective pecuniary interest therein. Also includes 1,465 shares held by NEA Ventures 2008, L.P. (“Ven 2008”), which shares are held indirectly by Karen P. Welsh, the general partner of Ven 2008. Ms. Welsh disclaims beneficial ownership of the shares held by Ven 2008, except to the extent of her pecuniary interest in such shares. The address of NEA 12, NEA 15, NEA 15-OF and Ven 2008 is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.
(2)	Includes (i) 1,000,000 shares purchased by Fidelity Management & Research in our follow-on public offering completed in January 2016 and (ii) 3,303,912 shares as reported on Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC (“FMR”), Abigail P. Johnson and Select Biotechnology Portfolio pursuant to a joint filing agreement. Abigail P. Johnson is a Director and the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR has its principal business office at 245 Summer Street, Boston MA 02210.
(3)

Includes (i) 20,000 shares purchased by Presidio Management in our follow-on public offering completed in January 2016, and (ii) 2,476,216 shares held by Presidio Partners L.P (“Presidio 2007”) and 63,400 shares held by Presidio Partners 2007 (Parallel), L.P. (“Presidio Parallel”), as reported on Form 13G/A filed with the SEC on February 10, 2016 by Presidio Partners 2007 GP, LLC (“Presidio GP LLC”), Presidio Partners 2007 GP, L.P. (“Presidio GP LP”), Presidio 2007 and Presidio Parallel”, David J. Collier (“Collier”), Faysal A. Sohail (“Sohail”) and James F. Watson (“Watson”). Presidio GP LLC serves as the general partner of Presidio GP LP, which serves as the general partner of Presidio 2007 and Presidio Parallel and may be deemed to own beneficially the shares held by Presidio 2007 and Presidio Parallel. Collier, Watson and Sohail share voting and investment power over and may be deemed to own beneficially the shares held by Presidio 2007 and Presidio Parallel. The address of Presidio Partners 2007 and Presidio Parallel is One Letterman Drive, Building C, Suite CM 500, San Francisco, CA 94129.
(4)	Consists of (i) 1,518 shares directly owned by Mr. Raab, and (ii) 70,385 shares owned directly by Michael G. Raab, trustee of the Michael G. Raab Living Trust dated July 25, 2012.
(5)	Consists of (i) 5,821 shares directly owned by Mr. Mott, (ii) 13,750 shares that may be acquired directly by Mr. Mott pursuant to the exercise of stock options within 60 days of April 8, 2016 (iii) 1,901,869 shares owned by New Enterprise Associates 15, L.P. (“NEA 15), and 420,561 shares that may be acquired by NEA 15 pursuant to the exercise of warrants within 60 days of April 8, 2016, and (iv) 1,901,869 shares owned by NEA 15 Opportunity Fund, L.P. (“NEA 15-OF”), and 420,561 shares that may be acquired by NEA 15-OF pursuant to the exercise of warrants within 60 days of April 8, 2016. Mr. Mott is a manager of NEA 15 GP, LLC, which is the sole general partner of NEA Partners 15, L.P., which is the sole general partner of NEA 15. NEA15 GP, LLC is also the sole general partner of NEA Partners 15-OF, L.P., which is the sole general partner of NEA 15-OF. Mr. Mott disclaims beneficial ownership of the shares held by NEA 15 and NEA 15-OF, as well as the shares that may be acquired by NEA 15 and NEA 15-OF within 60 days of April 8, 2016, in each case, except to the extent of her pecuniary interest in such shares.
(6)	Consists of (i) 15,000 shares held by the Barthold Family Foundation, for which Dr. Ringold serves as a trustee, and (ii) 10,000 shares held in an IRA for the benefit of Dr. Ringold.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the U.S. Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2015, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except with respect to: (i) two late Form 4 reports for Jeffrey Jacobs in connection with his exercises of a stock option and related open-market sales of shares on August 6, 2015 and October 8, 2015 in each case pursuant to 10b5-1 plans, (ii) one late Form 4 report for Michael Raab in connection with his open-market sale of shares on August 18, 2015 pursuant to a 10b5-1 plan and (iii) one late Form 3 filing for each NEA 15 GP, LLC and Joshua Makower, a manager of NEA 15 GP, LLC.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (510) 745-1700 or by mail at Ardelyx, Inc., 34175 Ardenwood Blvd., Suite 200, Fremont, CA 94555.

If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

Annual Reports

This proxy statement is accompanied by our 2015 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, or the 10-K. The 10-K includes our audited financial statements. We have filed the 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at ir.ardelyx.com. In addition, upon written request to the Company’s Corporate Secretary at Ardelyx, Inc., Suite 200, 34175 Ardenwood Blvd., Fremont, CA 94555, we will mail a paper copy of our 10-K, including the financial statements and the financial statement schedules, to you free of charge.

Other Matters

As of the date of this proxy statement, our board of directors knows of no other matters that will be presented for consideration at the 2016 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2016 Annual Meeting, then proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors:

/s/ Elizabeth Grammer
Elizabeth Grammer Senior Vice President and General Counsel
By Order of the Board of Directors:

Fremont, California

April 22, 2016

ANNUAL MEETING OF STOCKHOLDERS OF
ARDELYX, INC.
June 2, 2016
GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19476/
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
202300000000000000000
060216
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
1. To elect two Class 2 directors to hold office until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified.
FOR ALL NOMINEES
WITHHOLD AUTHORITY
FOR ALL NOMINEES
FOR ALL EXCEPT
(See instructions below)
NOMINEES:
David Mott
Michael Raab
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
FOR AGAINST ABSTAIN
2. To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young, LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2016.
3. To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.
Signature of Stockholder
Date:
Signature of Stockholder
Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF
ARDELYX, INC.
June 2, 2016
PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
COMPANY NUMBER
ACCOUNT NUMBER
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19476/
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
202300000000000000000
060216
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
1. To elect two Class 2 directors to hold office until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified.
FOR ALL NOMINEES
WITHHOLD AUTHORITY
FOR ALL NOMINEES
FOR ALL EXCEPT
(See instructions below)
NOMINEES:
David Mott
Michael Raab
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
FOR AGAINST ABSTAIN
2. To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young, LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2016.
3. To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.
Signature of Stockholder
Date:
Signature of Stockholder
Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ARDELYX, INC.
Proxy for Annual Meeting of Stockholders on June 2, 2016
Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Michael Raab and Mark Kaufmann, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Ardelyx, Inc., to be held on June 2, 2016 at 8:30 am local time at 34175 Ardenwood Blvd., Suite 200, Fremont, California 94555, and at any adjournments or postponements thereof, as follows:
(Continued and to be signed on the reverse side.)
1.1
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